Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Suzanne Schmidt IDT Investor Relations Phone: (408) 284-6515 E-mail: ir@idt.com	Krista Pavlakos IDT Director, Communications Phone: (408) 574-6640 E-mail: krista.pavlakos@idt.com

IDT REPORTS FISCAL 2018 Q2 FINANCIAL RESULTS
Q2 FY18 Revenue of $204.4 M,
Q2 FY18 GAAP Diluted EPS of $0.14,
Q2 FY18 Non-GAAP Diluted EPS of $0.35

SAN JOSE, Calif., October 30, 2017 - Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI) today announced results for the fiscal second quarter 2018, ended October 1, 2017.

“The second quarter of fiscal 2018 marked another period of growth driven by broad-based strength across our product lines and end markets,” said Greg Waters, President and Chief Executive Officer. “As we move into the second half of our fiscal year, we continue to see accelerating momentum in new product adoption by major customers, and see strength across all of our target market segments.”

Recent Business Highlights - Auto and Industrial

•
IDT’s Auto and Industrial revenue has increased by over 30 percent on an organic basis, versus the year ago quarter. New product releases in sensor signal conditioners, position sensors, and custom products are all delivering growth and strong design in traction.

•
IDT commenced sampling of advanced solid state flow sensor modules to its growing portfolio of industry-leading sensor products. The cutting edge solid-state sensor element design eliminates cavities and diaphragms often found in competitive offerings and features a protective silicon-carbide coating, making it the industry's most robust and reliable flow sensor element also compatible with food-grade applications.

Recent Business Highlights - Consumer

•	IDT announced that they have surpassed a milestone shipment of 30 million ICs of Qi-based wireless power transmitters utilizing leading-edge, high efficiency, IDT wireless power platforms.

•
IDT announced its collaboration with Samsung to deliver fast wireless charging for Samsung's next-level Note device, the new Galaxy Note8, featuring Samsung's most advanced wireless charging capabilities to date.

•
IDT announced an extremely small size, low power family of programmable clocks for wearable, medical, and portable applications. The MicroClock™ devices retains the very popular VersaClock™ product family’s programming and innovations, and also will enable new applications such as ultraportable cameras, wearables, and health devices.

Recent Business Highlights - Communications

•
IDT announced that it is sampling a portfolio of millimeter wave beamformer products for 5G next generation communications systems. These products accelerate IDT's growth in the RF market and consolidate its position as a leading supplier of RF and millimeter wave (mmWave) products for wireless infrastructure

Recent Business Highlights - Computing

•
IDT demonstrated its latest 200G VCSEL and DML Drivers, and TIA ICs at ECOC 2017. This newest family of 2- and 4-channel PAM4 CDR/Retimers, 1x and 4x VCSEL and DML Drivers, and TIAs will help address current datacenter challenges, enabling IDT's customers to upgrade hyper-scale datacenter and cloud computing infrastructure from 100G to 200G and beyond.

•
IDT introduced new versions of its low-power VersaClock(R) 3S programmable clock generators. These new devices are ideal for computing systems, digital cameras, IP set-top boxes, home entertainment, audio systems, multi-function printers, IoT gateways, small-business storage, smart devices, medical equipment and automotive infotainment.

The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses and charges which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fiscal second quarter of 2018 was $204.4 million. This compared with $196.7 million reported last quarter, and $184.1 million reported in the same period one year ago.

•
GAAP net income for the fiscal second quarter of 2018 was $18.7 million, or $0.14 per diluted share, versus GAAP net income of $16.7 million or $0.12 per diluted share last quarter, and GAAP net income of $24.6 million or $0.18 per diluted share in the same period one year ago. Fiscal second quarter GAAP results include $16.1 million in acquisition-related and restructuring charges, $13.0 million in stock-based compensation, $3.7 million in non-cash interest expense, $0.8 million in certain unrealized foreign exchange gain and $2.5 million provision in related tax effects.

•
Non-GAAP net income for the fiscal second quarter of 2018 was $48.1 million or $0.35 per diluted share, compared with non-GAAP net income of $45.3 million or $0.33 per diluted share last quarter, and non-GAAP net income of $47.4 million or $0.34 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal second quarter of 2018 was $116.8 million, or 57.1 percent, compared with GAAP gross profit of $110.0 million or 55.9 percent last quarter, and $106.5 million, or 57.9 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal second quarter of 2018 was $125.5 million, or 61.4 percent, compared with non-GAAP gross profit of $120.7 million, or 61.4 percent last quarter, and $111.4 million, or 60.5 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal second quarter of 2018 was $48.7 million, compared with GAAP R&D expense of $48.4 million last quarter, and $41.8 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal second quarter of 2018 was $41.3 million, compared with non-GAAP R&D expense of $40.3 million last quarter, and $35.3 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal second quarter of 2018 was $44.5 million, compared with GAAP SG&A expense of $41.9 million last quarter, and $37.4 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal second quarter of 2018 was $31.2 million, compared with non-GAAP SG&A expense of $30.8 million last quarter, and $28.2 million in the same period one year ago.

Webcast and Conference Call Information

Investors may listen to the live call at 1:30 p.m. Pacific Time on October 30, 2017 by calling 844-308-4493. The access code is 94503421. Investors may listen to a live or replay webcast of the Company’s quarterly financial conference call at http://ir.idt.com/. The live webcast will begin at 1:30 p.m. Pacific Time on October 30, 2017. The webcast replay will be available after 4:30 p.m. Pacific Time on October 30, 2017 for one week.

IDT’s next regularly scheduled Quiet Period will begin December 18, 2017, during which time IDT representatives will not comment on IDT’s business outlook, financial results or expectations. The Quiet Period will extend until the day when IDT’s third quarter fiscal 2018 earnings release is published.

About IDT
Integrated Device Technology, Inc. develops system-level solutions that optimize its customers’ applications. IDT’s market-leading products in RF, timing, wireless power transfer, serial switching, interfaces and sensing solutions are among the company’s broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, YouTube and Google+.

Forward Looking Statements
Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 2, 2017. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
To supplement its consolidated financial results presented in accordance with GAAP, IDT uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with IDT’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by IDT include:
Cost of revenues;
    Gross profit;
Research and development expenses;
Selling, general and administrative expenses;
Interest and other income (expense);
Benefit from (provision for) income taxes;
Operating income;
Net income;
Diluted net income per share; and
Weighted average shares outstanding - diluted

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition-related expense, restructuring and divestiture related costs (gain), share-based compensation expense, results from discontinued operations, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes IDT's financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP to Non-GAAP” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or IDT’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare IDT’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition-related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

•	Acquisition-related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition.

•	Fair market value adjustment to acquired inventory sold.

Restructuring-related. Restructuring charges primarily relate to changes in IDT’s infrastructure in efforts to reduce costs and expenses (gains) associated with strategic divestitures and restructuring in force actions. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although IDT has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from IDT’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results. Restructuring-related charges (gains) primarily include:

•	Severance costs directly related to a restructuring action.

•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.

•	Gain on divestiture consists of gains recognized upon the strategic sale of business units.

•	Assets impairments including accelerated depreciation of certain assets no longer in use.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of IDT. Excluding this data allows investors to better compare IDT’s period-over-period performance without such expense, which IDT believes may be useful to the investor community.
Other adjustments primarily include:

•	Stock based compensation expense.

•	Compensation expense (benefit) - deferred compensation, consists of gains and losses on marketable equity securities related to our deferred compensation arrangements.

•	Non-cash interest expense, consists of amortization of issuance cost and accretion of discount related to the convertible notes.

•
Loss (gain) on deferred compensation plan securities represents the changes in the fair value of the assets in a separate trust that is invested in corporate owned life insurance under our deferred compensation plan.

•	Unrealized foreign currency gains and losses resulting from remeasurement of certain non-functional currency account balances.

•
Tax effects of non-GAAP adjustments. Non-GAAP tax calculation is based on estimated cash tax expense and reserves. The Company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance the ability of investors to understand the impact of the Company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•
Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Revenues	$204,398	$196,713	$184,059	$401,111	$376,187
Cost of revenues	87,636	86,675	77,527	174,311	161,306
Gross profit	116,762	110,038	106,532	226,800	214,881
Operating expenses:
Research and development	48,742	48,449	41,750	97,191	91,398
Selling, general and administrative	44,485	41,942	37,415	86,427	76,231
Total operating expenses	93,227	90,391	79,165	183,618	167,629
Operating income	23,535	19,647	27,367	43,182	47,252
Interest and other expense, net	(4,886)	(3,915)	(2,597)	(8,801)	(5,093)
Income before income taxes	18,649	15,732	24,770	34,381	42,159
Benefit from (provision for) income taxes	31	982	(179)	1,013	3,379
Net income	$18,680	$16,714	$24,591	$35,394	$45,538

Basic net income per share	$0.14	$0.13	$0.18	$0.27	$0.34
Diluted net income per share	$0.14	$0.12	$0.18	$0.26	$0.33
Weighted average shares:
Basic	133,269	133,302	134,186	133,286	134,059
Diluted	136,059	136,642	137,206	136,434	137,698

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016

GAAP net income	$18,680	$16,714	$24,591	$35,394	$45,538
GAAP diluted net income per share	$0.14	$0.12	$0.18	$0.26	$0.33
Acquisition-related:
Amortization of acquisition-related intangibles	8,963	8,876	5,246	17,839	11,021
Acquisition-related costs	—	2,225	72	2,225	72
Amortization of fair market value adjustment to inventory	2,011	4,081	520	6,092	2,915
Restructuring-related:
Severance costs	1,637	653	5,002	2,290	16,920
Facility closure costs	2,542	—	—	2,542	19
Assets impairment and other	917	1,965	—	2,882	870
Other:
Stock-based compensation expense	12,950	11,820	9,181	24,770	19,696
Non-cash interest expense	3,695	3,892	3,309	7,587	6,577
Asset impairment and other	—	—	(652)	—	(652)
Certain unrealized foreign exchange gain	(754)	(1,675)	—	(2,429)	—
Compensation expense - deferred compensation plan	469	412	435	881	837
Gain on deferred compensation plan securities	(443)	(360)	(417)	(803)	(809)
Non-GAAP tax adjustments	(2,518)	(3,341)	147	(5,859)	(4,393)
Non-GAAP net income	$48,149	$45,262	$47,434	$93,411	$98,611
GAAP weighted average shares - diluted	136,059	136,642	137,206	136,434	137,698
Non-GAAP adjustment	2,780	2,319	2,581	2,465	2,313
Non-GAAP weighted average shares - diluted	138,839	138,961	139,787	138,899	140,011
Non-GAAP diluted net income per share	$0.35	$0.33	$0.34	$0.67	$0.70

GAAP gross profit	$116,762	$110,038	$106,532	$226,800	$214,881
Acquisition-related:
Amortization of acquisition-related intangibles	5,822	5,682	3,108	11,504	6,523
Amortization of fair market value adjustment to inventory	2,011	4,081	520	6,092	2,915
Restructuring-related:
Severance costs	30	196	257	226	2,687
Assets impairment and other	—	—	—	—	336
Other:
Compensation expense - deferred compensation plan	110	97	159	207	307
Stock-based compensation expense	764	632	802	1,396	1,581
Non-GAAP gross profit	$125,499	$120,726	$111,378	$246,225	$229,230

GAAP R&D expenses:	$48,742	$48,449	$41,750	$97,191	$91,398
Restructuring-related:
Severance costs	(318)	(45)	(3,074)	(363)	(10,408)
Assets impairment and other	(835)	(1,965)	—	(2,800)	(107)

Other:
Compensation expense - deferred compensation plan	(239)	(210)	(170)	(449)	(327)
Stock-based compensation expense	(6,094)	(5,963)	(3,191)	(12,057)	(7,499)
Non-GAAP R&D expenses	$41,256	$40,266	$35,315	$81,522	$73,057

GAAP SG&A expenses:	$44,485	$41,942	$37,415	$86,427	$76,231
Acquisition-related:
Amortization of acquisition-related intangibles	(3,141)	(3,194)	(2,138)	(6,335)	(4,498)
Acquisition-related costs	—	(2,225)	(72)	(2,225)	(72)
Restructuring-related:
Severance costs	(1,289)	(412)	(1,671)	(1,701)	(3,825)
Facility closure costs	(2,542)	—	—	(2,542)	(18)
Assets impairment and other	(82)	—	—	(82)	(428)
Other:
Compensation expense - deferred compensation plan	(120)	(105)	(106)	(225)	(203)
Stock-based compensation expense	(6,092)	(5,225)	(5,188)	(11,317)	(10,616)
Non-GAAP SG&A expenses	$31,219	$30,781	$28,240	$62,000	$56,571

GAAP interest and other expense, net	$(4,886)	$(3,915)	$(2,597)	$(8,801)	$(5,093)
Non-cash interest expense	3,695	3,892	3,309	7,587	6,577
Gain on deferred compensation plan securities	(443)	(360)	(417)	(803)	(809)
Certain unrealized foreign exchange gain	(754)	(1,675)	(652)	(2,429)	(652)
Non-GAAP interest and other income (expense), net	$(2,388)	$(2,058)	$(357)	$(4,446)	$23

GAAP benefit from (provision for) income taxes	$31	$982	$(179)	$1,013	$3,379
Non-GAAP tax adjustments	2,518	3,341	(147)	5,859	4,393
Non-GAAP provision for income taxes	$(2,487)	$(2,359)	$(32)	$(4,846)	$(1,014)
(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of Management’s use of non-GAAP financial measures.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 1	April 2
(In thousands)	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$147,897	$214,554
Short-term investments	222,623	191,492
Accounts receivable, net	105,688	89,312
Inventories	63,692	52,288
Prepayments and other current assets	14,386	13,054
Total current assets	554,286	560,700
Property, plant and equipment, net	84,166	80,961
Goodwill	420,117	306,925
Intangible assets, net	207,355	108,818
Deferred tax assets	87,696	85,831
Other assets	62,408	40,399
TOTAL ASSETS	$1,416,028	$1,183,634

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,768	$42,020
Accrued compensation and related expenses	30,630	26,624
Deferred income on shipments to distributors	2,823	1,985
Current portion of bank loan	2,000	—
Other accrued liabilities	28,077	20,205
Total current liabilities	102,298	90,834
Deferred tax liabilities	11,406	13,835
Convertible notes	292,458	285,541
Long-term bank loan, net	191,662	—
Other long-term liabilities	31,147	19,761
Total liabilities	628,971	409,971
Stockholders' equity	787,057	773,663

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,416,028	$1,183,634